                                                                    EXHIBIT 99.2














                      GLOBAL EMPLOYEE STOCK PURCHASE PLAN


                                       OF


                               CLARUS CORPORATION

                      GLOBAL EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                               CLARUS CORPORATION

     1.  Purpose
         -------

         The purpose of the Global Employee Stock Purchase Plan of Clarus Corporation (the "Plan") is to give eligible individuals of Clarus Corporation, a Delaware corporation (the "Corporation"), and its designated Subsidiaries an opportunity to acquire shares of the common stock of the Corporation (the "Common Stock") and to continue to promote the Corporation's best interests and enhance its long-term performance. This purpose will be carried through the granting of options ("options") to purchase shares of the Corporation's Common Stock through payroll deductions or other means permitted under the Plan. The Plan is not intended to comply with the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is principally designed to provide a means for non-U.S. resident employees and other employees whose participation in the Employee Stock Purchase Plan of Clarus Corporation (the "423 Plan") is impractical or impermissible due to the constraints of Local Law or otherwise to acquire shares of Common Stock. Accordingly, the Plan is intended to benefit the Corporation and its stockholders by making it possible for the Corporation to attract and retain qualified employees on a worldwide basis.

     2.  Certain Definitions
         -------------------

         In addition to terms defined elsewhere in the Plan, the following words and phrases shall have the meanings given below unless a different meaning is required by the context:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Code" means the Internal Revenue Code of 1986, as amended.

          (c) "Committee" means the Compensation Committee of the Board.

          (d) "Common Stock" means shares of the common stock of the Corporation.

          (e) "Corporation" means Clarus Corporation, a Delaware corporation.

          (f) "Eligible Individual" means any non-U.S. resident employee of the Corporation or a designated Subsidiary but shall exclude (i) any individual whose customary employment is less than 20 hours per week or (ii) any employee whose customary employment is for not more than five months in any calendar year; provided, however, that, notwithstanding the foregoing restrictions, the term "Eligible Individual" (A) shall also be deemed to include any employee who is required under applicable Local Law to be eligible to participate; and (B) may, if the Committee so determines, also include one or more U.S. resident employees in appropriate circumstances.

          (g) "Fair Market Value" of the Common Stock on a given date (the "valuation date") shall be determined in good faith by the Committee in accordance with the following provisions:

               (i) if the shares of Common Stock are listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price of the shares on the New York Stock Exchange or the American Stock Exchange (as applicable) on the date immediately preceding the valuation date, or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are quoted on the Nasdaq National Market or the Nasdaq SmallCap Market of the Nasdaq Stock Market but are not listed for trading on the New York Stock Exchange or the American Stock Exchange, the Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system on the date immediately preceding the valuation date for which such information is available; or

               (ii) if the shares of Common Stock are not listed or reported in any of the foregoing, then Fair Market Value shall be determined by the Committee in any other manner consistent with the Code and accompanying regulations.

          (h) "Local Law" shall mean the laws, rules, regulations, procedures and ordinances of the foreign jurisdictions in which Eligible Individuals reside or which otherwise apply to an Eligible Individual.

          (i) "Offer Date" means the date of grant of an option pursuant to the Plan. The Offer Date shall be the first date of each Purchase Period.

          (j) "Option" means an option granted hereunder which will entitle a participant to purchase shares of Common Stock in accordance with the terms of the Plan.

          (k) "Option Price" means the price per share of Common Stock subject to an option, as determined in accordance with Section 8(b).

          (l) "Participant" means an Eligible Individual who is a participant in the Plan.

          (m) "Plan" means the Global Employee Stock Purchase Plan of Clarus Corporation, as it may be hereafter amended.

          (n) "Purchase Date" means the date of exercise of an option granted under the Plan. The Purchase Date shall be the last day of each Purchase Period.

          (o) "Purchase Period" means each six-month period during which an offering to purchase Common Stock is made to Participants pursuant to the Plan. There shall be two Purchase Periods in each fiscal year of the Corporation, with the first Purchase Period in a fiscal year commencing on or about January 1 and ending on June 30, and the second Purchase Period in a fiscal year commencing on or about July 1 and ending on December 31 of that year. Notwithstanding the foregoing, however, the first Purchase Period after the effective date of the Plan shall begin on or as soon as practicable following July 1, 2000 and end on December 31, 2000 and, accordingly, may extend for a period of less than six months. The Committee shall have the power to change the duration of Purchase Periods (including the commencement date thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Purchase Period to be affected thereafter.

          (p) "Subsidiary" means any present or future corporation which (i) would be a "subsidiary corporation" of the Corporation as that term is defined in Section 424 of the Code or is otherwise determined by the Committee to be a Subsidiary, and (ii) is at any time designated as a corporation whose employees may participate in the Plan.

     3.  Effective Date
         --------------

         The Effective Date of the Plan shall be July 1, 2000. The Plan shall have a term of 10 years unless sooner terminated in accordance with Section 14 herein.

     4.  Administration
         --------------

          (a) The Plan shall be administered by the Board or, upon its delegation, by the Committee. References to the "Committee" shall include the Committee, the Board if it is acting in its administrative capacity with respect to the Plan, and any delegates appointed by the Committee pursuant to Section 4(b) herein.

          (b) Any action of the Committee may be taken by a written instrument signed by all of the members of the Committee and any action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to take any action with respect to the Plan, including, without limitation, the following: (i) to establish, amend and rescind rules and regulations for the administration of the Plan; (ii) to prescribe the form(s) of any agreements or other written instruments used in connection with the Plan; (iii) to determine the terms and provisions of the options granted hereunder; and (iv) to construe and interpret the Plan, the options, the rules and regulations, and the agreements or other written instruments, and to make all other determinations necessary or advisable for the administration of the Plan. The determinations of the Committee on all matters regarding the Plan shall be conclusive. Except to the extent prohibited by the Plan, Local Law, or other applicable law, rule or regulation, the Committee may appoint one or more agents to assist in the administration of the Plan and may delegate all or any part of its responsibilities and powers to any such person or persons appointed by it. No member of the Board or Committee, as applicable, shall be liable while acting as administrator for any action or determination made in good faith with respect to the Plan or any option granted thereunder.

          (c) The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of the Local Law of foreign jurisdictions. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary based on the requirements of such foreign jurisdictions. The Committee also may adopt sub-plans applicable to particular Subsidiaries or locations. The rules of such sub-plans may take precedence over other provisions of this Plan (with the exception of Section 5), but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

     5.  Shares Subject to Plan
         ----------------------

         The aggregate number of shares of Common Stock which may be purchased under the Plan shall not exceed 250,000 shares, subject to adjustment pursuant to Section 13(a) herein. Shares of Common Stock distributed pursuant to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or by private purchase. The Corporation hereby reserves sufficient authorized shares of Common Stock to provide for the exercise of options granted hereunder. In the event that any option granted under the Plan expires unexercised or is terminated, surrendered or canceled without being exercised, in whole or in part, for any reason, the number of shares of Common Stock subject to such option shall again be available for grant as an option and shall not reduce the aggregate number of shares of Common Stock available for the grant of options as set forth herein. If, on a given Purchase Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Corporation shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     6.  Eligibility
         -----------

         Any Eligible Individual of the Corporation or a designated Subsidiary who shall have completed 90 days' employment and shall be employed by the Corporation or a designated Subsidiary on any given Offer Date for a Purchase Period shall be eligible to be a Participant during such Purchase Period. In the event that a designated Subsidiary shall cease to be so designated, then individuals who are employed by such Subsidiary shall cease to be eligible to participate in the Plan unless they otherwise qualify for participation in accordance with the terms of the Plan.

     7.  Participation; Payroll Deductions
         ---------------------------------

          (a) Commencement of Participation.  An Eligible Individual shall
              -----------------------------
     become a Participant by completing a subscription agreement authorizing payroll deductions on the form provided by the Corporation and such other forms as may be required by the Committee and filing such form or forms with the Corporation or its designee at least five business days prior to the Offer Date for the applicable Purchase Period. Following the filing of a valid subscription agreement and other required forms, payroll deductions for a

     Participant shall commence on the first payroll period which occurs on or after the Offer Date for the applicable Purchase Period and shall continue for successive Purchase Periods during which the Participant is eligible to participate in the Plan, unless withdrawn or terminated as provided in
     Section 10 or Section 11 herein.

          (b) Amount of Payroll Deduction; Determination of Compensation.  At
              ----------------------------------------------------------
     the time a Participant files his subscription agreement authorizing payroll deductions, he shall elect to have payroll deductions made on each payday that he is a Participant during a Purchase Period at a rate of not less than 1% nor more than 15% (or such other percentages as the Committee may establish from time to time before an Offer Date) of his compensation. For the purposes herein, a Participant's "compensation" during any Purchase Period means his regular base pay (all base straight time gross earnings and commissions, exclusive of payments for overtime, shift premiums, incentive compensation, incentive payments, bonuses and other similar compensation) determined as of each pay day or as of such other date or dates as may be determined by the Committee; provided, however, that to the extent deemed necessary or appropriate by the Committee, "compensation" may be determined based on such other factors which are consistent with or required by Local Law or the policies and procedures of the employing designated Subsidiary. In the case of an hourly employee (and unless otherwise required by applicable Local Law), the Participant's compensation (as defined above) during a pay period shall be determined by multiplying such employee's regular hourly rate of pay in effect on the date of such payroll deduction by the number of regularly scheduled hours actually worked by such employee (excluding overtime) during such period. Payroll deductions made with respect to Participants paid in currencies other than U.S. dollars shall be converted to U.S. dollars as of each Purchase Date using the then applicable exchange rate, as determined by the Committee; provided, however, that the Committee may determine, with respect to any Purchase Period or any Participant, that payroll deductions shall be converted to U.S. dollars based on an average, median or other exchange rate applicable for the relevant Purchase Period.

          (c) Participant's Account; No Interest.  All payroll deductions made
              ----------------------------------
     for a Participant shall be credited to his account under the Plan and shall be withheld in whole percentages only. No interest shall accrue on any payroll deductions made by a Participant except where required by Local Law as determined by the Committee.

          (d) Changes in Payroll Deductions.  A Participant may discontinue his
              -----------------------------
     participation in the Plan as provided in Section 10 or Section 11, but no other change may be made during a Purchase Period and, specifically, a Participant may not otherwise increase or decrease the amount of his payroll deductions for that Purchase Period.

          (e) Participation During Leave of Absence.  If a Participant goes on a
              -------------------------------------
     leave of absence, such Participant shall have the right to elect (i) to withdraw the balance in his account pursuant to Section 10 or (ii) to discontinue contributions to the Plan but remain a Participant in the Plan. The Committee may establish rules regarding when leaves of absence or change of employment status (e.g., from full-time to part-time) will be considered to be a termination of employment, and the Committee may establish termination of employment procedures for the Plan which are independent of similar rules established under other benefit plans of the Company and its Subsidiaries.

          (f) Other Methods of Participation.  The Committee may, in its
              ------------------------------
     discretion, establish additional procedures whereby Eligible Individuals may participate in the Plan by means other than payroll deduction, including, but not limited to, delivery of funds by Participants in a lump sum or automatic charges to Participants' bank accounts. Such other methods of participation shall be subject to such rules and conditions as the Committee may establish. The Committee may at any time amend, suspend or terminate any participation procedures established pursuant to this
     Section 7(f) without prior notice to any Participant or Eligible
     Individual.

     8.  Grant of Options
         ----------------

          (a) Number of Option Shares.  On the Offer Date of each Purchase
              -----------------------
     Period, a Participant shall be granted an option to purchase on the Purchase Date of such Purchase Period, at the applicable option price, such number of shares of Common Stock as is determined by dividing the amount of the Participant's payroll deductions accumulated on the Purchase Date and retained in the Participant's account as of the Purchase Date by the applicable option price (as determined in accordance with Section 8(b) herein); provided, however, that (i) no Participant shall be granted an option under the Plan to the extent that his rights to purchase stock under all employee stock purchase plans of the Corporation and any parent or subsidiary of the Corporation would accrue at a rate which exceeds $25,000 of the Fair Market Value of such stock (determined at the time of the grant of such option) for each calendar year in which such option is outstanding at any time; and (ii) no Participant may purchase, during a single Purchase Period, shares of Common Stock, with an aggregate Fair Market Value (based on the Option Price) in excess of $12,500. Payroll deductions and any option granted under the Plan shall be deemed to be modified to the extent necessary to satisfy the foregoing restrictions. Exercise of the option shall occur as provided in Section 9 herein, unless the Participant has withdrawn pursuant to Section 10 herein or terminated employment pursuant to Section 11 herein.

          (b) Option Price.  The option price per share of Common Stock
              ------------
     purchased with payroll deductions made during such a Purchase Period for a Participant shall be the lesser of:

               (i) 85% of the Fair Market Value per share of the Common Stock on the Offer Date for the Purchase Period; or

               (ii) 85% of the Fair Market Value per share of the Common Stock on the Purchase Date for the Purchase Period.

     9.  Exercise of Options
         -------------------

          (a) Automatic Exercise.  Unless a Participant gives written notice of
              ------------------
     withdrawal to the Corporation as provided in Section 10 or terminates employment as provided in Section 11, his option for the purchase of Common Stock shall be exercised automatically on the Purchase Date applicable to such Purchase Period, and the maximum number of whole shares of Common Stock subject to the option shall be purchased for the Participant at the applicable option price with the accumulated payroll deductions in his account at that time (subject to the limitations set forth in Section 8(a) herein).

          (b) Termination of Option.  An option granted during any Purchase
              ---------------------
     Period shall expire at the end of the last day of the Purchase Period, except as otherwise provided in Sections 10 and 11.

          (c) Fractional Shares.  Fractional shares will not be issued under the
              -----------------
     Plan, except where required by Local Law as determined by the Committee. Any excess payroll deductions in a Participant's account which are not sufficient to purchase a whole share will be automatically re-invested in a subsequent Purchase Period unless the Participant withdraws his payroll deductions pursuant to Section 10 herein or terminates employment pursuant to Section 11 herein.

          (d) Delivery of Stock.  Except where otherwise required by Local Law
              -----------------
     (or as otherwise provided pursuant to Section 9(f) herein), (i) the shares of Common Stock purchased by each Participant shall be credited to such Participant's account maintained by the Corporation, a stock brokerage or other financial services firm designated by the Corporation (the "Designated Broker") or other designee of the Corporation on, or as soon as practicable following, the Purchase Date for a Purchase Period; and (ii) a Participant will be issued a certificate for his shares when his participation in the Plan is terminated, the Plan is terminated, or upon request. After the close of each Purchase Period, a report will be sent to each Participant stating the entries made to such Participant's account, the number of shares of Common Stock purchased and the applicable option price.

          (e) Rights as a Stockholder.  No Participant or other person shall
              -----------------------
     have any rights as a stockholder unless and until certificates for shares of Common Stock have been issued to him or credited to his account.

          (f)  Cash Settlement of Option or Shares.  In the event that the
               -----------------------------------
     issuance or delivery of shares of Common Stock is impermissible or impracticable based on Local Law applicable to a particular Participant or otherwise advisable, the Committee may, in its sole discretion, elect to deliver to the Participant, upon the deemed exercise of the Option or distribution or disposition of Shares subject to the Option, a cash payment equal in value to the excess of the Fair Market Value at the time of exercise, disposition or distribution over the Option Price (as determined in accordance with Section 8(b) herein). The cash amount to be paid to a Participant shall be converted, if deemed necessary or appropriate by the Committee, into the appropriate currency for the country of the Participant's employment, and may be paid in lump sum or in an installment basis, in the Committee's discretion.

     10.  Withdrawal
          ----------

          A Participant may withdraw all but not less than all payroll deductions and shares credited to his account during a Purchase Period at any time prior to the applicable Purchase Date by giving written notice to the Corporation in form acceptable to the Corporation. In the event of such withdrawal, (i) all of the Participant's payroll deductions credited to his account will be paid to him promptly (without interest except to the extent otherwise required by Local Law), after receipt of his notice of withdrawal,
(ii) certificates for shares held in the Participant's account shall be distributed to him (except to the extent otherwise provided pursuant to Section 9(f) herein), (iii) such Participant's option for the Purchase Period shall be automatically terminated, and (iv) no further payroll deductions will be made during such Purchase Period. The Corporation may, at its option, treat any attempt to borrow by an employee on the security of his accumulated payroll deductions as an election to withdraw. If a Participant withdraws during a Purchase Period, payroll deductions shall not resume at the beginning of a succeeding Purchase Period unless the Participant delivers to the Corporation a new subscription agreement and otherwise complies with the terms of the Plan.

     11.  Termination of Employment
          -------------------------

          Upon termination of a Participant's employment for any reason (including death), or in the event that a Participant ceases to be an Eligible Individual, he shall be deemed to have withdrawn from the Plan. In such event, all payroll deductions credited to his account during the Purchase Period (without interest except to the extent otherwise required by Local Law) but not yet used to exercise an option and a certificate(s) for shares if shares are held in Participant's account (or such other benefits as may be provided in lieu of such certificates pursuant to Section 9(f) herein) shall be delivered to him, or, in the case of his death, to such person or persons entitled to receive such benefits pursuant to Section 15 herein. Any unexercised options granted to a Participant during such Purchase Period shall be deemed to have expired on the date of the Participant's termination of employment (unless terminated earlier pursuant to Sections 9(b) or 10 herein), and no further payroll deductions will be made for the individual's account. The Committee has sole discretion to determine if the employment of a Participant has terminated and, if so, the date of such termination.

     12.  Transferability
          ---------------

          No option (or right attendant to an option) granted pursuant to the Plan shall be transferable (including by assignment, pledge or hypothecation), except as provided by will or the applicable laws of intestate succession or as otherwise required under Local Law. No option shall be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of an option, or levy of attachment or similar process upon the option not specifically permitted herein, shall be null and void and without effect, except that the Corporation may treat such act as an election to withdraw funds during a Purchase Period in accordance with
Section 10 hereof. During a Participant's lifetime, his option(s) may be exercised only by him.

     13.  Dilution and Other Adjustments
          ------------------------------

          (a) General.  If there is any change in the outstanding shares of
              -------
     Common Stock of the Corporation as a result of a merger, consolidation, reorganization, stock dividend, stock split distributable in shares, reverse stock split, or other change in the capital stock structure of the Corporation, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, and the Committee shall make such adjustments to options (including but not limited to the option price and the number of shares of Common Stock covered by each unexercised option), and to any provisions of this Plan as the Committee deems equitable to prevent dilution or enlargement of options or otherwise advisable to reflect such change.

          (b) Merger or Asset Sale.  In the event of a proposed sale of all or
              --------------------
     substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted (in either case under terms substantially similar to the terms of the Plan) by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation fails to agree to assume or substitute the option, the Purchase Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date") and the Purchase Period then in progress shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Corporation's proposed sale or merger. The Corporation shall notify each Participant in writing, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date for the Participant's option has been changed to the New Purchase Date and that the Participant's option shall be exercised automatically on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Purchase Period as provided in Section 10 or terminated employment as provided in Section 11.

          (c) The Plan shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of capital stock or shares or of options, warrants or rights to purchase capital stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect shares or the rights thereof or which are convertible into or exchangeable for shares of capital stock, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of similar character or otherwise.

     14.  Amendment and Termination of the Plan
          -------------------------------------

          The Board may at any time and from time to time modify, amend, suspend or terminate the Plan or any option granted hereunder, provided that (i) stockholder approval shall be required of any amendment to the Plan to the extent required by applicable law, rule or regulation; and (ii) no amendment to an option may materially and adversely affect any option outstanding at the time of the amendment without the consent of the holder thereof, except to the extent otherwise provided in the Plan. Upon termination of the Plan, certificate(s) for the full number of whole shares of Common Stock held for each Participant's benefit (or such other benefit as may be provided pursuant to Section 9(f) herein), the cash equivalent of any fractional shares held for each Participant and the cash, if any, credited to such Participant's account shall be distributed promptly to such Participant.

     15.  Designation of Beneficiary
          --------------------------

          The Committee, in its sole discretion, may authorize Participants to designate a person or persons as each such Participant's beneficiary, which beneficiary shall be entitled to the rights of the Participant in the event of the Participant's death to which the Participant would otherwise be entitled. The Committee shall have sole discretion to approve the form or forms of such beneficiary designations, to determine whether such beneficiary designations will be accepted, and to interpret such beneficiary designations. If a Participant fails to designate a beneficiary and subsequently dies, or if the designated beneficiary does not survive the Participant, any rights that would have been exercisable by the Participant and any benefits distributable to the Participant shall be exercised by or distributed to the legal representative of the estate of the Participant (except to the extent otherwise required by Local
Law).

     16.  Other Restrictions on Options and Shares
          ----------------------------------------

          The Corporation may impose such restrictions on any options and shares of Common Stock acquired upon exercise of options as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization, the requirements of any blue sky or state securities laws applicable to such securities, and the requirements of Local Laws of any jurisdiction outside of the United States to the extent such Local Laws are applicable. Notwithstanding any other Plan provision to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock under the Plan or make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with all applicable laws, rules and regulations (including but not limited to the requirements of the Securities Act of 1933, as amended, and of applicable Local Laws). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an award hereunder in such form as may be prescribed from time to time by applicable laws, rules and regulations, including but not limited to Local Laws, or as may be advised by legal counsel.

     17.   Unfunded Plan; Retirement Plan
           ------------------------------

           (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Subsidiary, including, without limitation, any specific funds, assets or other property which the Corporation or any Subsidiary, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Subsidiary. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

          (b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a Subsidiary that is intended to be a qualified plan within the meaning of
     Section 401(a) of the Code.

     18.  No Obligation to Exercise Options
          ---------------------------------

          The granting of an option shall impose no obligation upon a Participant to exercise such option.

     19.  Use of Funds
          ------------

          The proceeds received by the Corporation from the sale of Common Stock pursuant to options will be used for general corporate purposes, and the Corporation shall not be obligated to segregate such payroll deductions.

     20.  Withholding Taxes
          -----------------

          Upon the exercise of any option under the Plan, in whole or in part, or at the time of disposition of some or all of the Common Stock acquired pursuant to exercise of an option, a Participant must make adequate provision for the federal, state, local, Local Law or other tax withholding obligations, if any, which arise from the exercise of the option or the disposition of the Common Stock. The Corporation shall have the right to require the Participant to remit to the Corporation, or to withhold from the Participant (or both) amounts sufficient to satisfy all federal, state, local, Local Law and other withholding tax requirements prior to the delivery or transfer of any certificate or certificates for shares of Common Stock.

     21.  No Right of Continued Employment
          --------------------------------

          Nothing in the Plan or any option shall confer upon an employee the right to continue in the employment of the Corporation or any Subsidiary or affect any right which the Corporation or any Subsidiary may have to terminate the employment of such individual. Except as otherwise provided in the Plan, all rights of a Participant with respect to options granted hereunder shall terminate upon the termination of employment of the Participant.

     22.  Notices
          -------

          Every direction, revocation or notice authorized or required by the Plan shall be deemed delivered to the Corporation (i) on the date it is personally delivered to the Corporation at its principal executive offices or
(ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices, and shall be deemed delivered to an Eligible Individual (i) on the date it is personally delivered to him or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Corporation or of any Subsidiary.

     23.  Applicable Law
          --------------

          The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws provisions of any state.

     24.  Compliance with Local Laws
          --------------------------

          Notwithstanding any other provision in the Plan to the contrary, the Corporation shall not be required to take any action, and no provision of the Plan shall be effective, if such action or Plan provision would result in the violation of any Local Law or other applicable law, rule or regulation with respect to any Participant; provided, however, that, except as the Plan or certain provisions thereof may be effected by the foregoing, the Plan shall continue in full force and effect with respect to all other Participants.

          IN WITNESS WHEREOF, this Clarus Corporation Global Employee Stock Purchase Plan has been executed in behalf of the Corporation effective as of the 13th day of June, 2000.

                              CLARUS CORPORATION

                              By: /s/ Stephen P. Jeffery
                                  ---------------------------------------------
                                  Stephen P. Jeffery, Chief Executive Officer

Attest:

/s/ Mark D. Gagne
----------------------------
Mark D. Gagne, Secretary

[Corporate Seal]